MHR INSTITUTIONAL PARTNERS IIA LP

By:  MHR Institutional Advisors II LLC, its General Partner

By: /s/ Mark Rachesky
        ____________________________

Name:  Mark Rachesky, M.D.
       -----------------------------
Title:  Managing Member
        ----------------------------

Address: 40 West 57th Street, 24th Floor
         New York, NY 10019


MHR INSTITUTIONAL ADVISORS II LLC


By: /s/ Mark Rachesky
        ____________________________

Name:  Mark Rachesky, M.D.
       -----------------------------
Title:  Managing Member
        ----------------------------

Address: 40 West 57th Street, 24th Floor
         New York, NY 10019


MHR FUND MANAGEMENT LLC

By: /s/ Mark Rachesky
        ____________________________

Name:  Mark Rachesky, M.D.
       -----------------------------
Title:  Managing Member
        ----------------------------

Address: 40 West 57th Street, 24th Floor
         New York, NY 10019